                                                                 Exhibit (16)(b)
AVERAGE ANNUAL TOTAL RETURN COMPUTATION
NO LOAD

        FUND:  GALAXY BOND FUND

                     n
     FORMULA:  P(1+T)  = ERV

       Where:  P =  a hypothetical initial payment of $1,000

               T =  average annual total return

               n =  number of years

             ERV = Ending Redeemable Value of a hypothetical $1,000 payment made at the beginning of the 1, 5, or 10 year (or other) periods at the and of the 1, 5, or 10 year (or other) periods (or fractional portion thereof).


                                     ENDING              AVERAGE
                   DATES           REDEEMABLE          ANNUAL RATE
      PERIOD      COVERED            VALUE              OF RETURN                     * FORMULA
---------------------------------------------------------------------------------------------------------

1 YEAR           11/01/88          $1,102.16           10.22%              @RATE (1,102.16, 1,000, 1.00)
             to  10/31/89

FROM FUND        09/01/88
INCEPTION**  to  10/31/89          $1,145.14           12.33%              @RATE (1,145.14, 1,00, 1.16)

** Period    =   1.16 Years



*    LOTUS 123 @RATE function:

          @RATE (fv, pv, term)     The periodic interest rate necessary for
                                   present value "pv", to grow to future value
                                   "fv", over the number of compounding periods
                                   in "term".
            1/n
          fv
          --   - 1
          pv

AVERAGE ANNUAL TOTAL RETURN COMPUTATION
NO LOAD

        FUND:  GALAXY EQUITY FUND

                     n
     FORMULA:  P(1+T)  = ERV

       Where:  P =  a hypothetical initial payment of $1,000

               T =  average annual total return

               n =  number of years

             ERV = Ending Redeemable Value of a hypothetical $1,000 payment made at the beginning of the 1, 5, or 10 year (or other) periods at the and of the 1, 5, or 10 year (or other) periods (or fractional portion thereof).


                                     ENDING              AVERAGE
                   DATES           REDEEMABLE          ANNUAL RATE
      PERIOD      COVERED            VALUE              OF RETURN                     * FORMULA
---------------------------------------------------------------------------------------------------------

1 YEAR           11/01/88          $1,141.87           14.19%              @RATE (1,141.87, 1,000, 1.00)
             to  10/31/89

FROM FUND        09/01/88          $1,188.69           16.02%              @RATE (1,188.69, 1,00, 1.16)
INCEPTION**  to  10/31/89

** Period    =   1.16 Years


*    LOTUS 123 @RATE function:

          @RATE (fv, pv, term)     The periodic interest rate necessary for
                                   present value "pv", to grow to future value
                                   "fv", over the number of compounding periods in "term".

            1/n
          fv
          --   - 1
          pv

     FUND NAME
----------------------------------
GALAXY EQUITY FUND, INC.
DATE OF FUND INCEPTION: 01-Sep-88
FUND'S FISCAL YEAR-END: OCTOBER 31


                              N.A.V.    BEGINNING
INITIAL      SALES  $ AMOUNT  AT FUND   NUMBER OF
INVESTMENT   LOAD   INVESTED  INCEPTION SHARES HELD
---------------------------------------------------

$10,000      0.00%  $10,000   $10.00    1000.0000

                                              PER SHARE   PER SHARE                              TOTAL VALUE  CUMULATIVE
   RECORD                                     INCOME      CAP GAIN      REINVESTMENT  MONTH-END  OF SHARES    FROM FUND   PRIOR 12
    DATE    EX-DATE    PAY DATE   MONTH END   DIVIDEND    DISTRIBUTION  PRICE         N.A.V.     HELD         INCEPTION    MONTHS
----------------------------------------------------------------------------------------------------------------------------------

INCEPTION OF FUND      N/A        N/A          $0.0000       $0.0000        $10.00      $10.00   $10,000.00        0.00%      N/A

N/A        N/A         N/A        30-Sep-88    $0.0000       $0.0000        $10.25      $10.25   $10,250.00        2.50%      N/A

N/A        N/A         N/A        31-Oct-88    $0.0000       $0.0000        $10.41      $10.41   $10,410.00        4.10%      N/A

N/A        N/A         N/A        30-Nov-88    $0.0000       $0.0000        $10.13      $10.13   $10,130.00        1.30%      N/A

12-21-88   12-22-88    12-27-88   31-Dec-88    $0.0760       $0.0000        $10.21      $10.33   $10,406.89        4.07%      N/A

N/A        N/A         N/A        31-Jan-89    $0.0000       $0.0000        $10.92      $10.92   $11,001.29       10.01%      N/A

N/A        N/A         N/A        28-Feb-89    $0.0000       $0.0000        $10.77      $10.77   $10,850.17        8.50%      N/A

3-21-83    03-22-89    03-27-89   31-Mar-89    $0.0915       $0.0000        $10.73      $10.88   $11,054.46       10.54%      N/A

N/A        N/A         N/A        30-Apr-89    $0.0000       $0.0000        $11.27      $11.27   $11,450.71       14.51%      N/A

N/A        N/A         N/A        31-May-89    $0.0000       $0.0000        $11.68      $11.68   $11,867.28       18.67%      N/A

6-21-89    06-22-89    06-27-89   30-Jun-89    $0.0836       $0.0000        $11.54      $11.45   $11,717.87       17.18%      N/A

N/A        N/A         N/A        31-Jul-89    $0.0000       $0.0000        $11.99      $11.99   $12,270.51       22.71%      N/A

N/A        N/A         N/A        31-Aug-89    $0.0000       $0.0000        $12.33      $12.33   $12,618.46       26.18%      N/A

9-21-89    09-22-89    09-27-89   30-Sep-89    $0.1100       $0.0000        $12.04      $12.05   $12,444.58       24.45%    21.41%

N/A        N/A         N/A        31-Oct-89    $0.0000       $0.0000        $11.51      $11.51   $11,886.90       18.87%    14.19%


**** FORMULA:  TOTAL     =    ENDING VALUE OF SHARES HELD - INITIAL INVESTMENT
                              ------------------------------------------------
               RETURN                      INITIAL INVESTMENT

***  THE ABOVE FORMULA APPLIES TO THE AGGREGATE TOTAL RETURN.

        FUND NAME
----------------------------------
GALAXY BOND FUND, INC.
DATE OF FUND INCEPTION: 01-Sep-88
FUND'S FISCAL YEAR-END: OCTOBER 31


                              N.A.V.    BEGINNING
INITIAL      SALES  $ AMOUNT  AT FUND   NUMBER OF
INVESTMENT   LOAD   INVESTED  INCEPTION SHARES HELD
---------------------------------------------------

$10,000   0.00%     $10,000   $10.00    1000.0000

                                              PER SHARE   PER SHARE                              TOTAL VALUE  CUMULATIVE
  RECORD                                      INCOME      CAP GAIN      REINVESTMENT  MONTH-END  OF SHARES    FROM FUND   PRIOR 12
  DATE    EX-DATE     PAY DATE   MONTH END    DIVIDEND    DISTRIBUTION  PRICE         N.A.V.     HELD         INCEPTION    MONTHS
----------------------------------------------------------------------------------------------------------------------------------

INCEPTION OF FUND      09-01-88   N/A          $0.0000       $0.0000        $10.00      $10.00   $10,000.00       0.00%       N/A

N/A        N/A         N/A        30-Sep-88    $0.0000       $0.0000        $10.16      $10.16   $10,160.00       1.60%       N/A

N/A        N/A         N/A        31-Oct-88    $0.0000       $0.0000        $10.39      $10.39   $10,390.00       3.90%       N/A

N/A        N/A         N/A        30-Nov-88    $0.0000       $0.0000        $10.29      $10.29   $10,290.00       2.90%       N/A

12-21-88   12-22-88    12-27-88   31-Dec-88    $0.2380       $0.1500         $9.92       $9.90   $10,287.22       2.87%       N/A

01-23-89   01-24-89    01-27-89   31-Jan-89    $0.0340       $0.0000         $9.99      $10.02   $10,447.35       4.47%       N/A

02-21-89   02-22-89    02-27-89   28-Feb-89    $0.0596       $0.0000         $9.88       $9.84   $10,321.56       3.22%       N/A

03-21-89   03-22-89    03-27-89   31-Mar-89    $0.0702       $0.0000         $9.77       $9.82   $10,374.59       3.75%       N/A

04-20-89   04-21-89    04-27-89   30-Apr-89    $0.0500       $0.0000         $9.94      $10.00   $10,617.90       6.18%       N/A

05-22-89   05-23-89    05-26-89   31-May-89    $0.0650       $0.0000        $10.21      $10.22   $10,920.58       9.21%       N/A

06-21-89   06-22-89    06-27-89   30-Jun-89    $0.0700       $0.0000        $10.37      $10.36   $11,144.90      11.45%       N/A

06-23-89   06-27-89    06-27-89   30-Jun-89    $0.1090       $0.0000        $10.34      $10.36   $11,262.39      12.62%       N/A

07-20-89   07-21-89    07-27-89   31-Jul-89    $0.0650       $0.0000        $10.28      $10.39   $11,365.66      13.66%       N/A

08-21-89   08-22-89    08-28-89   31-Aug-89    $0.0630       $0.0000        $10.12      $10.14   $11,161.24      11.61%       N/A

09-21-89   09-22-89    09-27-89   30-Sep-89    $0.0650       $0.0000        $10.16      $10.11   $11,199.41      11.99%    10.23%

10-23-89   10-24-89    10-27-89   31-Oct-89    $0.0680       $0.0000        $10.35      $10.27   $11,451.40      14.51%    10.22%



**** FORMULA:  TOTAL     =    ENDING VALUE OF SHARES HELD - INITIAL INVESTMENT
                              ------------------------------------------------
               RETURN                      INITIAL INVESTMENT

***  THE ABOVE FORMULA APPLIES TO THE AGGREGATE TOTAL RETURN.